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                                                                   Exhibit 10.13

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                             CONVERTIBLE BRIDGE NOTE

Date: September 1, 2004                                          $400,000.00



      FOR VALUE RECEIVED, iMedia International, Inc., a corporation organized under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of Micro Capital Fund LTD, a Delaware limited partnership, or its registered assigns (the "Holder"), the sum of six hundred thousand dollars ($600,000.00) on December 29, 2004 (the "Scheduled Maturity Date"), and to pay interest at the rate of fifteen percent (15%) per annum as set forth in Article I below.

      The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, issued in respect hereof along with the Warrant between Buyer an Holder of even date hereto (the "Warrant") both issued pursuant to that certain Securities Purchase Agreement, of even date herewith, between Borrower and Holder thereto (the "Securities Purchase Agreement"). The Note, the Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, of even date herewith, between Borrower and Holder (the "Registration Rights Agreement") are collectively referred to herein as the "Transaction Documents." All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Securities Purchase Agreement.


                                    ARTICLE I

                        PAYMENT OF PRINCIPAL AND INTEREST

      A. Payment of Interest. Interest shall accrue on the unpaid principal balance hereof from the Issuance Date for 120 days until the same is paid, whether at maturity, or upon prepayment, repayment, conversion or otherwise. Interest shall be calculated based on a 360-day year and shall be payable in full on the Scheduled Maturity Date. Payment of interest due hereunder shall be made in via wire transfer to Holder.

      B. Payment of Principal. The principal amount hereof shall be due and payable on the Scheduled Maturity Date. Payment of principal due hereunder on the Scheduled Maturity Date shall be made via wire transfer to Holder.

      C. Prepayment. Except as and to the extent otherwise provided herein, no amounts of principal or interest due hereunder may be prepaid by Borrower without the prior written consent of Holder. Notwithstanding the foregoing sentence, Borrower may prepay the principal at anytime subsequent to the date hereof but will in all cases remain obligated to pay the full amount of interest as if this Note was held to full term, i.e. $20,000.

      D. Manner of Payments. All cash payments of principal and interest shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be

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made at such address as Holder shall have given or shall hereafter give to
Borrower by written notice made in accordance with the provisions of this Note. If the interest and principal payments due hereunder are not made on the Scheduled Maturity Date, Holder shall thereafter be entitled to interest on the amount of such delinquent payments at a per annum rate equal to the lower of twenty percent (20%) and the highest interest rate permitted by applicable law until such amount is paid in full.

                                   ARTICLE II
                                   CONVERSION

      A. Conversion at the Option of Holder. Subject to the limitations on conversions contained in Article VIII, Holder may, following ninety (90) days after Closing Date, at any time and from time to time, convert (an "Optional Conversion") all or any portion of the unpaid principal amount hereof into a number of fully paid and non-assessable shares of Common Stock as is equal to the quotient obtained by dividing (x) the amount of principal being so converted by (y) the Conversion Price then in effect. Notice of any Optional Conversion shall be in the form attached hereto as Exhibit A.

      B. Mechanics of Conversion. In order to effect an Optional Conversion, Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to Borrower (Attention: Secretary) and (y) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to Borrower. Upon receipt by Borrower of a facsimile copy of a Notice of Conversion from Holder, Borrower shall promptly send, via facsimile, a confirmation to Holder stating that the Notice of Conversion has been received, the date upon which Borrower expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at Borrower regarding the conversion.

Borrower shall not be obligated to issue shares of Common Stock upon a conversion unless this Note is delivered to Borrower as provided above, or Holder notifies Borrower that this Note has been lost, stolen or destroyed and delivers the documentation to Borrower required by Article X.B hereof.

            (i) Delivery of Common Stock Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion, Borrower (itself, or through its transfer agent) shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article X.B) (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of that portion of this Note being converted and (y) a new Note representing the principal balance of this Note not being converted, if any. Notwithstanding the foregoing, if Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), Borrower shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, Borrower shall deliver as provided above to Holder physical certificates representing the Common Stock issuable upon conversion. Further, Holder may instruct Borrower to deliver to Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

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            (ii) Taxes. Borrower shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Note.

            (iii) No Fractional Shares. If any conversion of this Note would result in the issuance of a fractional share of Common Stock (aggregating the entire amount of principal being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Closing Sales Price of the Common Stock at such time, and the number of shares of Common Stock issuable upon conversion of this Note shall be the next lower whole number of shares.

            (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, Borrower shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price or Forced Conversion Price, and such dispute is not promptly resolved by discussion between Holder and Borrower, Borrower shall submit the disputed calculations to an independent outside accountant (which accountant shall be subject to the reasonable approval of Holder) via facsimile within three business days of receipt of the Notice of Conversion. The accountant shall promptly audit the calculations and notify Borrower and Holder of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error, and the party whose proposed calculation is further from the calculation determined by the accountant shall bear all of the accountant's expenses. Borrower shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

            (v) Payment of Accrued Amounts. Upon conversion of any unpaid principal amount of this Note, all accrued interest on such amount through and including the Conversion Date shall be paid on the Conversion Date in accordance with Article I.A above.

      C. Forced Conversion into Common Stock. Subject to the limitations on conversion contained in Article VIII, if on the Scheduled Maturity Date all of the Required Conditions are satisfied, then, at the option of Borrower exercisable by the delivery of written notice to Holder, delivered at least seven (7) days prior to the Scheduled Conversion Date, convert all, but not less than all, of the Note originally issued by Borrower into a number of fully paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing (x) the amount of principal being so converted by (y) the Forced Conversion Price then in effect (a "Forced Conversion"). Thereafter, Borrower and Holder shall follow the applicable conversion procedures set forth in
Article II.B; provided, however, Holder shall not be required to deliver a Notice of Conversion to Borrower in order for Borrower to effect a Forced Conversion. In the event that Borrower is prohibited from issuing shares of Common Stock upon a Forced Conversion pursuant to this Article II.C as a result of the operation of the limitations set forth in Article VIII, Borrower shall pay to each Holder an amount of cash equal to the Closing Sales Price of the Common Stock on the Conversion Date multiplied by the number of shares of Common Stock that Borrower is prohibited from issuing to such Holder as a result of the operation of the limitations set forth in Article VIII.

                                   ARTICLE III
                      RESERVATION OF SHARES OF COMMON STOCK

Reserved Amount. On or prior to the Issuance Date, Borrower shall reserve a minimum of 2,778,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Note pursuant to Article II, and,


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thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of the Note at the then current Conversion Price thereof (without giving effect to the limitations contained in Article VIII).

                                   ARTICLE IV
                         FAILURE TO SATISFY CONVERSIONS

Conversion Defaults. If, at any time, (i) Holder submits a Notice of Conversion and Borrower fails for any reason to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which Holder is entitled upon such conversion, or (ii) Borrower provides written notice to Holder (or makes a public announcement via press release) at any time of its intention not to issue shares of Common Stock upon exercise by Holder of their conversion rights in accordance with the terms of the Note (each of (i) and (ii) being a "Conversion Default"), then Holder may elect, at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice to Borrower, to have all or any portion of the unpaid principal amount hereof and accrued interest thereto prepaid by Borrower in cash, for an amount per share equal to the Default Amount (as defined in Article V.B). If Borrower fails to prepay any portion of this Note as required hereby within five business days after its receipt of such Default Notice, then Holder shall be entitled to the remedies provided in Article V.C.

                                    ARTICLE V

                                EVENTS OF DEFAULT

      A. Events of Default. In the event (each of the events described in clauses (i)-(xii) below after expiration of the applicable cure period (if any) being an "Event of Default"):

            (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of this Note) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market the OTC Bulletin Board or in the Pink Sheets for an aggregate of five (5) or more trading days during the term hereof;

            (ii) the registration statement, if so required to be filed by Borrower pursuant to the Registration Rights Agreement. has not been declared effective by the Registration Deadline (as defined in the Registration Rights Agreement) or such registration statement, after being declared effective, cannot be utilized by Holders for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement);

            (iii) Borrower fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to Holder upon conversion of this Note or the Warrants as and when required by the terms hereof and of the Securities Purchase Agreement or the Registration Rights Agreement (a "Legend Removal Failure"), and any such failure continues uncured for ten business days after Borrower has been notified thereof in writing by Holder;

            (iv) Borrower provides written notice (or otherwise indicates) to Holder, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to Holder upon conversion in accordance with the terms of this Note or the Warrants (other than because such issuance would exceed Holder's allocated portion of the Reserved Amount, for which failures

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Holder shall have the remedies set forth in Article III);

            (v) Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

            (vi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower and if instituted against Borrower or any subsidiary of Borrower by a third party, shall not be dismissed within 60 days of their initiation;

            (vii) Borrower shall be in default or cause an event of default, or any event which might become such with notice or the passage of time or both, or any similar event, with respect to any of the Holder's affiliates or Notes entered into between Borrower and any of the Purchasers;

            (viii) Borrower shall:

                  (a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of Borrower), unless Holder has approved such transaction pursuant to Article VII.B below;

                  (b) merge or consolidate with or into any person or entity, which results in either (i) Holder of the voting securities of Borrower immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of Borrower or such other surviving or acquiring person or entity immediately following such transaction or (ii) the members of the board of directors or other governing body of Borrower comprising fifty percent (50%) or less of the members of the board of directors or other governing body of Borrower or such other surviving or acquiring person or entity immediately following such transaction, unless Holder has approved such transaction pursuant to Article VII.B below;

                  (c) either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of Borrower in excess of $250,000 due to any third party, other than payments contested by Borrower in good faith, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding Borrower which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of Borrower;

                  (d) have thirty-five percent (35%) or more of the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended); or

            (ix) Borrower otherwise shall breach any material term hereunder or under the other Transaction Documents, including, without limitation, the representations and warranties contained therein (i.e., in the event of a material breach as of the date such representation and warranty was made) and if such breach is curable, shall fail to cure such breach within ten business

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days after Borrower has been notified thereof in writing by Holder;

then, upon the occurrence of any such Event of Default, at the option of Holder, exercisable in whole or in part at any time and from time to time by delivery of a written notice to such effect (a "Default Notice") to Borrower while such Event of Default continues, Borrower shall prepay, in satisfaction of its obligation to pay the outstanding principal amount of this Note and accrued and unpaid interest thereon, an amount equal to the Default Amount (as defined in Section V.B below); provided, however, that (a) in the case of an Event of Default described in clauses (iv) and (v) of this Article V.A, Borrower's prepayment obligation hereunder shall be automatic and shall not require the delivery of a Default Notice by Holder and (b) in the case of an Event of Default resulting from a Legend Removal Failure, Borrower's prepayment obligation hereunder shall only apply to that portion of the Note affected by such Legend Removal Failure. Such Default Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which are hereby expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For the avoidance of doubt, the occurrence of any event described in clauses (i), (iv), (v), (vi), (vii) and
(viii) above shall immediately constitute an Event of Default and there shall be no cure period. Upon Borrower's receipt of any Default Notice hereunder, Borrower shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "Default Announcement") to Holder stating the date upon which Borrower received such Default Notice and the amount of the Note covered thereby. Following the delivery of a Default Announcement hereunder, at any time and from time to time, Holder may request (either orally or in writing) information from Borrower with respect to the instant default and Borrower shall furnish (either orally or in writing) as soon as practicable such requested information to Holder.

      B. Definition of Default Amount. The "Default Amount" with respect to this Note means an amount equal to the greater of:

            (i)    V
                 -----     x    M
                  C P

      and   (ii)   V   x   R

            where:

            "V" means the aggregate principal amount outstanding of the Note plus all accrued and unpaid interest thereon through the date of payment of the Default Amount hereunder;

            "CP" means the Conversion Price in effect on the date on which Borrower receives the Default Notice;

            "M" means (i) with respect to all Events of Default other than Events of Default described in subparagraph (a) or (b) of Article V.A(viii) hereof, the highest Closing Sales Price of Borrower's Common Stock during the period beginning on the date on which Borrower receives the Default Notice and ending on the date immediately preceding the date of payment of the Default Amount hereunder, and (ii) with respect to an Event of Default described in subparagraph (a) or (b) of Article V.A(viii) hereof, the greater of (a) the amount determined pursuant to clause (i) of this definition or (b) the fair market value, as of the date on which Borrower receives the Default Notice, of the consideration payable to Holder of a share of Common Stock pursuant to the


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transaction which triggers the Event of Default. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of Borrower and the Holder, or if such agreement cannot be reached within five business days prior to the date of the Event of Default, by an investment banking firm selected by Borrower and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by Borrower; and

            "R" means 115%.

      C. Failure to Pay Default Amounts. If Borrower fails to pay Holder the Default Amount with respect to the Note within five (5) business days after its receipt of a Default Notice (the "Prepayment Date"), then Holder shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty percent (20%) and the highest interest rate permitted by applicable law from the date on which Borrower receives the Default Notice until the date of payment of the Default Amount hereunder. In the event Borrower is unable to prepay all of the outstanding Note required to be prepaid hereunder, Borrower shall prepay the outstanding Note from each Holder pro rata, based on the total amounts due on the Note at the time of prepayment and required on Prepayment Date relative to the total amounts due under the Note on the Prepayment Date.

                                   ARTICLE VI
                       ADJUSTMENTS TO THE CONVERSION PRICE

      The Conversion Price and Forced Conversion Price shall be subject to adjustment from time to time as follows:

      A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price and Forced Conversion Price and Forced Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price and Forced Conversion Price shall be proportionately increased. In such event, Borrower shall notify Borrower's transfer agent of such change on or before the effective date thereof.

      B. Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of Borrower with any other entity (other than a merger in which Borrower is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of Borrower or (iv) any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "Corporate Change"), then Holder shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place (without giving effect to the limitations contained in Article VIII), and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holder) shall be made with respect to the rights and interests of Holder hereunder to the end that the economic value of this Note is in no way diminished by such Corporate Change and that the provisions hereof (including, without

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limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not Borrower, an immediate adjustment of the Conversion Price and Forced Conversion Price so that the Conversion Price and Forced Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Conversion Price and Forced Conversion Price and the value of Borrower's Common Stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. Borrower shall not effect any Corporate Change unless (i) each Holder has received written notice of such transaction at least 45 days prior thereto, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not Borrower) assumes by written instrument (in form and substance reasonable satisfactory to Holder) the obligations under this Note (including, without limitation, the obligation to make interest payments accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of this Note as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      C. Distributions. If, at any time after the Issuance Date, Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to the holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to Borrower's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then Holder shall be entitled, upon any conversion of this Note after the date of record for determining the stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article VIII) had Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).

      D. Convertible Securities and Purchase Rights. If, at any time after the Issuance Date, Borrower issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights") pro rata to the record holders of the Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then Holder shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights are issued), to receive the aggregate number of Convertible Securities or Purchase Rights which Holder would have received with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article VIII) had Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights were issued). If the right to exercise or convert any such Convertible Securities or Purchase Rights would expire in accordance with their terms prior to the conversion of this Note, then the terms of such Convertible Securities or Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date Holder receives such Convertible Securities or Purchase Rights pursuant to the conversion hereof.

      E. Dilutive Issuances.

            (i) Adjustment Upon Dilutive Issuance. So long as this Note is outstanding, if the Borrower shall issue any Common Stock, prior to the complete conversion of this Note for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price and Forced Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price and Forced Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option. The reduction of the Conversion Price and Forced Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

            (ii) Limitation on Adjustments for Dilutive Issuances. Notwithstanding the foregoing or any other provision of this Note to the contrary, in no event shall the Conversion Price and Forced Conversion Price be adjusted as a result of a Dilutive Issuance to the extent (but only to the extent) that such adjustment would result in this Note, (together with any portions of the Note that have already been converted into Common Stock) being convertible into and exercisable for more than an aggregate of 9.9% of the then-outstanding shares of Common Stock.

      F. Exceptions to Adjustment of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price and Forced Conversion Price shall be made upon (i) the issuance of Common Stock upon the exercise or conversion of any Convertible Securities or purchase rights outstanding on the Issuance Date and disclosed in the Disclosure Schedule to the Securities Purchase Agreement in accordance with the terms of such Convertible Securities and purchase rights as of such date; (ii) the grant of options to purchase Common Stock, with exercise prices not less than the market price of the Common Stock on the date of grant, or the grant of restricted shares of Common Stock, in each case which are issued to employees, officers, directors or consultants of Borrower for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by Borrower's Board of Directors, and the issuance of shares of Common Stock upon the exercise thereof; (iii) the issuance of securities pursuant to a bona fide underwritten public offering; or (iv) the issuance of shares of Common Stock upon conversion of the Note; or (v) the issuance of securities in a bona fide business acquisition.

      G. Other Action Affecting Conversion Price. If, at any time after the Issuance Date, Borrower takes any action affecting the Common Stock that would be covered by Article VI.A through E, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Note, then the Conversion Price and Forced Conversion Price shall be adjusted in such manner as the Board of Directors of Borrower shall in good faith determine to be equitable under the circumstances.

      H. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price and Forced Conversion Price pursuant to this Article VI amounting to a more than one percent (1%) change in such

Conversion Price and Forced Conversion Price, or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Note, Borrower, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. Borrower shall, upon the written request at any time of Holder, furnish to Holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Conversion Price and Forced Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

                                   ARTICLE VII
                    CONSENT RIGHTS; NOTICE OF CERTAIN ACTIONS

      A. Consent Rights. So long as the Note is outstanding, Borrower shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent) of Holder, which consent shall not be unreasonably withheld:

            (i) alter or change the rights, preferences or privileges of the Note;

            (ii) issue any additional notes, other than bank notes, operating leases and similar instruments issued in the ordinary course of business;

            (iii) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any securities of Borrower, except pursuant to any equity compensation plan approved by Borrower's Board of Directors;

            (iv) issue any debt securities or incur any indebtedness that would have priority over the Note upon liquidation of Borrower, or redeem, repurchase, prepay or otherwise acquire any outstanding debt securities or indebtedness of Borrower, except as expressly required by the terms of such securities or indebtedness, and except for operating leases and bank notes executed in the ordinary course of business;

            (v) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

            (vi) cause or authorize any subsidiary of Borrower to engage in any of the foregoing actions.

      B. Approval of Certain Transactions. In the event that Borrower desires to enter into any transaction that would result in (i) the sale, conveyance or disposition of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of Borrower), or (ii) the merger or consolidation of Borrower with or into any person or entity, which results in either (a) holders of the voting securities of Borrower immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of Borrower or such other surviving or acquiring person or entity immediately following such transaction or (b) the members of the board of directors or other governing body of Borrower comprising fifty percent (50%) or less of the members of the board of directors or other governing body of Borrower or such other surviving or acquiring person or entity immediately following such transaction, then Borrower shall be permitted to seek the approval of Holder for such transaction in advance of its entering into such transaction, and if Holder so approves the transaction and Borrower enters into and consummates such transaction within thirty (30) days following such approval on terms no less favorable to Borrower than those presented to Holder for purposes of obtaining such approval, then such transaction shall not constitute an Event of Default under Section V.A(ix).

      C. Notice Rights. In addition to the foregoing consent rights, Borrower shall provide Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If Borrower takes a record of its stockholders for the purpose of determining stockholders entitled to (i) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or
(ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of Borrower, or any proposed merger, consolidation, liquidation, dissolution or winding up of Borrower, Borrower shall mail a notice to Holder, at least 15 days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

                                  ARTICLE VIII
          LIMITATIONS ON CERTAIN CONVERSIONS, REDEMPTIONS AND TRANSFERS

      In no event shall Borrower issue Common Stock to Holder in connection with the repayment of this Note pursuant to Article I.B or Forced Conversion of this Note pursuant to Article II.C, and in no event shall Holder have the right to effect an Optional Conversion of this Note into shares of Common Stock or to dispose of this Note to the extent that such repayment, conversion or right to effect such conversion or disposition would result in Holder and its affiliates together beneficially owning more than 9.9% of the outstanding shares of Common Stock. For purposes of this Article VIII, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Article VIII may not be altered, amended, deleted or changed in any manner whatsoever unless Holder of a majority of the outstanding shares of Common Stock and Holder shall approve, in writing, such alteration, amendment, deletion or change. In the event that Borrower is prohibited from issuing shares of Common Stock in connection with the repayment of this Note pursuant to Article I.B as a result of the operation of this Article VIII, Borrower shall make such repayment in cash. In the event that Borrower is prohibited from issuing shares of Common Stock upon a Forced Conversion pursuant to Article II.C as a result of the operation of this Article VIII, Borrower shall pay to Holder an amount of cash equal to the Closing Sales Price of the Common Stock on the Conversion Date multiplied by the number of shares of Common Stock that Borrower is prohibited from issuing as a result of the operation of this Article VIII.

                                   ARTICLE IX
                                  SUBORDINATION

      Borrower's obligation for payment of this Note is subordinated to all indebtedness as set forth on the Indebtedness Schedule attached hereto as Exhibit B as of the execution of this Note.

                                    ARTICLE X
                               CERTAIN DEFINITIONS

      For purposes of this Note, in addition to the other terms defined herein, the following terms shall have the following meanings:

      A. "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

      B. "Closing Sales Price" means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by Borrower and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (in any case, "Bloomberg"), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by Borrower and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by Borrower.

      C. "Common Stock" means the common stock of Borrower, no par value per share.

      D. "Conversion Price" means sixty cents ($0.60), and shall be subject to adjustment as provided herein or in the Securities Purchase Agreement.

      E. "Default Cure Date" means, as applicable, (i) with respect to a Conversion Default described in clause (i) of Article IV.A, the date Borrower effects the conversion of the full amount of this Note being converted, (ii) with respect to a Conversion Default described in clause (ii) of Article IV.A, the date Borrower issues freely tradable shares of Common Stock in satisfaction of the conversion of the full amount of this Note being converted in accordance with Article II, or (iii) with respect to either type of a Conversion Default, the date on which Borrower prepay this Note pursuant to Article IV.A.

      F. "Issuance Date" means the date of the closing under the Securities Purchase Agreement, pursuant to which Borrower issued, and such purchasers purchased, the Note.

      G. "Forced Conversion Price" means twenty cents ($0.20), and shall be subject to adjustment as provided herein or in the Securities Purchase Agreement.

      H. "Required Conditions" means all of the following: (i) the registration statement, if required to be filed by Borrower pursuant to the Registration Rights Agreement shall have been filed with the Securities and Exchange Commission; (ii) the Closing Sales Price of the Common Stock is greater than twenty five cents ($0.25) per share (subject to price adjustments, if any, as provided herein) for ten (10) consecutive trading days; (iii) all shares of Common Stock issuable upon conversion of the Note and Warrants are then (a) authorized and reserved for issuance and (b) listed or traded on any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or in the Pink Sheets (or the successor to any of them); (iv) no Event of Default (as defined in Article V.A) shall have occurred without having been cured; and (v) all amounts, if any, then accrued or payable under the Note (including, without limitation, all interest) or the Registration Rights Agreement shall have been paid.

      I. "trading day" means any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.



                                   ARTICLE XI
                                  MISCELLANEOUS

      A. Failure or Indulgency Not Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      B. Lost or Stolen Note. Upon receipt by Borrower of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to Borrower, or (z) in the case of mutilation, the Note (surrendered for cancellation), Borrower shall execute and deliver a new Note of like tenor and date. However, Borrower shall not be obligated to reissue such lost, stolen, destroyed or mutilated Note if Holder contemporaneously requests Borrower to convert such Note.

      C. Allocation of Reserved Amount. The initial Reserved Amount shall be allocated pro rata among Holders of the Note based on the principal amount of
Note issued to each Holder. Each increase to the Reserved Amount shall be allocated pro rata among Holders of the Note based on the principal amount of Note held by each Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Note, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount that remains allocated to any person or entity that does not hold any Note shall be allocated to the remaining Holder of the Note, pro rata based on the principal balance of Note then held by such Holder.

      D. Intentionally Omitted.

      E. Status as Stockholder. Upon submission of a Notice of Conversion by Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) Holder's rights as a holder of such converted Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to Holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the sixth business day after the expiration of the Delivery Period with respect to a conversion of this Note for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock by so notifying Borrower within five business days after the expiration of such six business day period after expiration of the Delivery Period) Holder shall regain the rights of a holder of this Note and Borrower shall, as soon as practicable, return such unconverted Note to Holder. In all cases, Holder shall retain all of its rights and remedies for Borrower's failure to convert this Note.

      F. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Holder's right to pursue actual damages for any failure by Borrower to comply with the terms of this Note. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. Borrower therefore agrees, in the event of any such breach or threatened breach that Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      G. Waiver. Notwithstanding any provision in this Note to the contrary, any provision contained herein and any right of the Holders granted hereunder may be waived as to all Note (and Holders thereof) only upon the written consent of all of the Holders.

      H. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications are:

            (i)  if to Borrower, to:
                 iMedia International, Inc.
                 1721 Twenty First Street
                 Santa Monica, CA 90404
                 Telephone: (310) 453-4499
                 Facsimile: (310) 453-6120
                 Attention: David MacEachern, Chairman & Chief Executive
                 Officer

            (ii) if to Holder, to the address set forth under Holder's name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.

      I. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by Borrower and Holder.

      J. Assignability. This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Notwithstanding anything to the contrary contained in this Note or the Transaction Documents, this Note may be pledged and all rights of Holder under this Note may be assigned to any affiliate or to any other person or entity without the consent of Borrower.

      K. Cost of Collection. If an Event of Default occurs hereunder, Borrower shall pay Holder hereof costs of collection, including reasonable attorneys' fees.

      L. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Borrower irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the City and County of San Francisco, California, in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Borrower irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. Borrower further agrees that service of process upon Borrower mailed by first class mail shall be deemed in every respect effective service of process upon Borrower in any such suit or proceeding. Nothing herein shall affect the right of Holder to serve process in any other manner permitted by law. Borrower agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      M. Denominations. At the request of the Holders, upon surrender of this Note, Borrower shall promptly issue new Note in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

      N. Certain Waivers. Borrower and each endorser hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waive all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

      O. Severability. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.

      P. Maximum Interest Rate. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

      Q. Counterparts. This Note may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Note, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

iMEDIA INTERNATIONAL, INC.



By:  /s/ David MacEachern

--------------------------------
Name:   David MacEachern
Title:  Chairman & Chief Executive Officer

                 [SIGNATURE PAGE TO CONVERTIBLE BRIDGE NOTE- LP]



                                    Exhibit A

NOTICE OF OPTIONAL CONVERSION

iMedia International, Inc.
1721 Twenty First Street
Santa Monica, CA 90404
Facsimile: (310) 453-6120
Attention: David MacEachern, Chairman & Chief Executive Officer

The undersigned hereby irrevocably elects to convert $____________ of the outstanding principal balance of, and accrued interest on, the Note (the "Conversion"), into shares of common stock ("Common Stock") of iMedia International, Inc. (the "Corporation") according to the conditions of the Convertible Bridge Note dated August ____, 2004 (the "Note"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to Holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance that shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Check Box if Applicable:

[ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

                  Date of Conversion:__________________________

                  Applicable Conversion Price: __________________________

                  Number of Shares of

                  Common Stock to be Issued: ____________________________

                  Signature: ________________________

                  Name: _____________________________

                  Address: __________________________

                                    Exhibit B

                             INDEBTEDNESS SCHEDULE